EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly report on Form 10-Q of CEFC Global Strategic Holdings, Inc. for the quarter ended November 30, 2015, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) the quarterly Report on Form 10-Q of CEFC Global Strategic Holdings, Inc. for the quarter ended November 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the quarterly Report on Form 10-Q for the quarter ended November 30, 2015, fairly presents, in all material respects, the financial condition and results of operations of CEFC Global Strategic Holdings, Inc.

By:	/s/ Yadong Liu
Name:	Yadong Liu
Title:	Chief Executive Officer
Date:	January 13, 2016